Exhibit 3.9


                            ARTICLES OF INCORPORATION

                                       Of

                               MANITOWOC MEC, INC.

               I, the undersigned, for the purpose of forming a corporation under the General Corporation Law of the State of Nevada, do hereby certify:

                                   ARTICLE I.

                                      Name

               The name of the corporation shall be Manitowoc MEC, Inc.

                                  ARTICLE II.

                        Registered Office; Resident Agent

               The corporation's registered office in the State of Nevada is One East First Street, Reno, Nevada 89501. The name of the corporation's resident agent at such address is The Corporation Trust Company of Nevada. ARTICLE III.

                                  Capital Stock

               The aggregate number of shares which the corporation shall have authority to issue is 25,000, of a single class designated as "Common Stock," having a par value of $0.01 per share.

                                   ARTICLE IV.

                                 Governing Body

               The governing body of the corporation shall consist of directors, the number of which may be fixed from time to time by the By-laws of the Corporation. The initial Board of Directors shall consist of three (3) members, whose names and addresses are as follows:

         Name                                  Address

Fred M. Butler                         700 East Magnolia Avenue
                                       Suite B
                                       Manitowoc, WI  54221

Robert R. Friedl                       700 East Magnolia Avenue
                                       Suite B
                                       Manitowoc, WI  54221

E. Dean Flynn                          700 East Magnolia Avenue
                                       Suite B
                                       Manitowoc, WI  54221

                                   ARTICLE V.

                                  Incorporator

               The name and address of the sole incorporator executing these Articles of Incorporation are as follows:

         Name                                 Address

Thomas A. Simonis                      c/o Quarles & Brady
                                       411 East Wisconsin Avenue
                                       Milwaukee, WI  53202